Exhibit 99.1

TICC Capital Corp. Announces Receipt of Co-Investment Exemptive Relief

GREENWICH, CT – June 15, 2017 – TICC Capital Corp. (NASDAQ: TICC) (“TICC” or the “Company”) announced today that on June 14, 2017, the Securities and Exchange Commission issued an order permitting TICC and certain of its affiliates, including Oxford Lane Capital Corp. (NASDAQ: OXLC) and Oxford Bridge, LLC, (collectively, the “Companies”) to complete negotiated co-investment transactions in portfolio companies, subject to certain conditions (the “Order”). Subject to satisfaction of certain conditions to the Order, the Companies are now permitted, together with any future business development companies, registered closed-end funds and certain private funds, each of whose investment adviser is TICC’s investment adviser or an investment adviser controlling, controlled by, or under common control with TICC’s investment adviser, to co-invest in negotiated investment opportunities where doing so would otherwise be prohibited under the Investment Company Act of 1940, as amended, providing TICC’s shareholders with access to a broader array of investment opportunities.

About TICC Capital Corp.

TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:
Bruce Rubin
203-983-5280